Exhibit 10.33
GUARANTY & AGREEMENT
Guaranty and Agreement (“Guaranty”) between the Guarantor named below and RZB FINANCE LLC (together with its successors and assigns, “RZB”), dated as of July 26, 2007.
1.	Special Terms

The following terms and provisions shall apply to this Guaranty; the meaning of any term in this or other sections of this Guaranty expressed in the singular shall apply, mutatis mutandis, to the same term expressed in the plural and vice versa.

Borrower: Rio Vista Energy Partners L.P., a Delaware limited partnership

Guarantor: Penn Octane Corporation, a Delaware corporation

Guaranteed Obligations: All indebtedness, liabilities and obligations of the Borrower to RZB now existing or hereafter arising including, but not limited to, those arising under the following documents (including any modifications thereof or substitutions therefor, the “Loan Documents”):

Documents: Loan Agreement, dated as of July 26, 2007 (as amended, modified or supplemented from time to time, the “Loan Agreement”), General Security Agreement, dated July 26, 2007 as amended, modified or supplemented from time to time, and Promissory Note, dated July 26, 2007 as amended, modified or supplemented from time to time.

2.	Guaranty
2.1
Continuing Guaranty of Payment. In consideration of RZB agreeing to the Loan Documents and/or extending or continuing credit to the Borrower in connection therewith, the Guarantor irrevocably, absolutely and unconditionally guarantees to RZB the payment when due of all Guaranteed Obligations, together with interest thereon and other charges related thereto. For purposes of this Guaranty, the Guaranteed Obligations shall be due on the earliest of:

2.a.	the due date thereof (by acceleration or otherwise),

2.b.	with respect to any obligation due on demand, upon demand therefor made by RZB upon the Borrower or the Guarantor,

2.c.
the giving of notice by RZB to the Borrower or Guarantor of the occurrence of any default by the Guarantor hereunder (including any material misrepresentation by the Guarantor herein or in connection herewith),

2.d.	the occurrence of a material adverse change in the Borrower or the Guarantor,

2.e.	the Borrower shall disaffirm or disavow any of its obligations under the Loan Documents or the Guarantor shall disaffirm any of its obligations hereunder, or

2.f.	the Borrower or the Guarantor shall admit in writing its inability to pay its debts as they become due.
This is a guaranty of payment rather than of collection; this is also a continuing guaranty and all liabilities to which this Guaranty applies, or may apply, under the terms hereof shall be presumed to have been created in reliance hereon.
2.2 Nature of Obligations. The obligations of the Guarantor to make payments to RZB hereunder are direct and primary obligations which shall not be discharged for any reason until RZB has been indefeasibly paid in full. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall remain in force irrespective of:
2.a.	any invalidity, illegality or unenforceability of, or any defect in, any of the Loan Documents or Guaranteed Obligations or any defense which the Borrower may have with respect thereto,

2.b.
the existence or absence of any legal action to enforce the Guaranteed Obligations or the Loan Documents or any security therefor, the issuance of any judgment therefor or the execution of any such judgment, or

2.c.	any other circumstance which might otherwise constitute a defense available to or discharge of, a guarantor or surety of any type.
This guaranty is several and independent of, and may be enforced regardless of, any other obligation (direct or contingent) of the Guarantor or any other “Person” (such term to include any person or legal or governmental entity, association, agency or instrumentality) with respect to the Guaranteed Obligations.
2.3 Payments. All payments by the Guarantor hereunder shall be made to RZB without set-off, recoupment, deduction or counterclaim at its office set forth below (or as RZB may otherwise direct) in lawful currency of the United States of America and in immediately available funds. Without limiting the foregoing, all payments hereunder shall be made free and clear of, and without deduction for, any present or future withholding or other taxes or duties, including stamp duties, or other charges of any nature imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein. If any such taxes, duties or charges are so levied or imposed on any such payment, the Guarantor will make additional payments in such amounts as may be necessary so that the net amount received by RZB, after deduction for or on account of all such taxes, duties or charges, will be equal to the amount provided for herein. The Guarantor shall furnish promptly to RZB official receipts evidencing the payment of any such taxes, duties or charges paid by the Guarantor.

3.	Special Agreements of Guarantor
3.1 Subordination. Subject to the next following sentence of this Section 3.1:
3.a.	all claims of the Guarantor against the Borrower shall be subject and subordinate to the prior payment to RZB of all Guaranteed Obligations and all obligations of the Guarantor hereunder, and

3.b.
the Guarantor shall not be entitled to receive any payment or exercise any set-off in respect of any such claim and, to the extent any such payment is received (whether directly, by way of dividend in bankruptcy, set-off or otherwise), the Guarantor will forthwith deliver the same (or the value thereof) to RZB in precisely the form received (except for endorsement or assignment where necessary), for application to the Guaranteed Obligations and, until so delivered, the same shall be held in trust as the property of RZB.

Notwithstanding the foregoing, except as provided in Section 3.2, until the occurrence of any default or event of default under the Loan Documents or this Guaranty, or any demand for payment of any of the Guaranteed Obligations, the Guarantor may receive and retain payment in respect of any obligation owed to it by the Borrower. If the Guarantor fails to make any necessary endorsement or assignment of any instrument of payment to which RZB is entitled, RZB and any of its officers or employees are hereby irrevocably authorized to make the same on behalf of the Guarantor.
3.2 No Subrogation. Until indefeasible payment in full of the Guaranteed Obligations and termination of the Loan Agreement, the Guarantor hereby waives any right of subrogation that it may have with respect to any payment that it may have made to RZB hereunder.
3.3 No Contribution. Until indefeasible payment in full of the Guaranteed Obligations and termination of the Loan Agreement, the Guarantor agrees that it shall have no legal or equitable right or claim (by way of indemnification, contribution or otherwise) against any subsidiary or affiliate of Guarantor which has issued a guaranty to RZB in respect of the Guaranteed Obligations.
3.4 Waivers. Except to the extent required by law which cannot be waived, the Guarantor waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives diligence, presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action or making any demand by RZB against, and any other notice to, any party liable thereon (including the Guarantor). The Guarantor agrees that RZB may at any time and from time to time, upon or without any terms or conditions and in whole or in part:
3.a.
change the manner, place or terms of, and/or change or extend the time of payments of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations so changed, extended, renewed or altered,

3.b.
fail to record, perfect or protect, or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property or Person whatsoever at any time securing or guaranteeing the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst,

3.c.	exercise or refrain from exercising any rights against the Borrower or any other Person (including any guarantor) or otherwise act or refrain from acting,

3.d.
settle, release or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part of the Guaranteed Obligations to the payment of any other liability (whether due or not) of the Borrower to the creditors of the Borrower (including RZB),

3.e.
apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to RZB regardless of what liability or liabilities of the Borrower remain unpaid, provided that payments by the Guarantor pursuant to this Guaranty shall be applied to its obligations hereunder, but in such order as RZB may determine,

3.f.	consent to or waive any breach of or act, omission or default under, or modify or amend any provision of, the Loan Documents, and/or

3.g.	increase the amount of indebtedness of the Borrower to RZB, whether under the Loan Documents or otherwise.
It is understood and agreed that RZB may take any such action without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, and without impairing or releasing the obligations of the Guarantor hereunder.
3.5 Amounts Reclaimed. If claim is made upon RZB for repayment or recovery of any amount received on account of any of the Guaranteed Obligations and RZB repays all or part of said amount by reason of:
3.a.	any judgment, decree or order of any court, administrative body or trustee in bankruptcy (or other Person acting on behalf of the Borrower or its estate) or,

3.b.	any settlement or compromise of any such claim effected by RZB with any such claimant (including the Borrower), or

c.	any other reason,
then, and in any such event, the Guarantor agrees that any such repayment (by reason of any such judgment, decree, order, settlement or compromise or otherwise) shall be binding upon the Guarantor, notwithstanding any cancellation of the Loan Documents or this Guaranty, and the Guarantor shall be and remain liable to RZB hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received by RZB.

3.6 Interest. If the Guarantor fails to pay when due any obligation hereunder, then, to the extent permitted by law, such obligation shall bear interest, payable on demand, from the due date thereof until paid at a fluctuating rate per annum equal to 2% in excess of the Base Lending Rate (as hereinafter defined); provided that no such additional interest shall be payable in respect of any such obligation on which interest is simultaneously accruing pursuant to the Loan Documents. The term “Base Lending Rate” means, for any day, the higher of (i) the rate announced by The Chase Manhattan Bank (the “Bank”) from time to time at its principal office in New York, New York as its prime rate for domestic (United States) commercial loans in effect on such day and (ii) the Federal Funds Rate (as hereinafter defined) in effect on such day plus 1/2%. (Such Base Lending Rate is not necessarily intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit.) Each change in the Base Lending Rate shall result in a corresponding change in the interest rate and such change shall be effective on the effective date of such change in the Base Lending Rate.
The term “Federal Funds Rate” means, for any day, the overnight federal funds rate in New York City, as published for such day (or, if such day is not a New York Business Day, for the next preceding New York Business Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a New York Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by RZB or the Bank from three federal funds brokers of recognized standing selected by RZB or the Bank.
3.7 INTENTIONALLY OMITTED
3.8 Information. The Guarantor will promptly furnish to RZB such information regarding its and the Borrower’s business, affairs and financial condition as RZB may from time to time reasonably request.
3.9 Secured Obligations. The Guarantor shall not grant, create, assume, incur or suffer to exist a security interest in or lien or encumbrance upon any of its property for the purpose of securing the obligations of the Borrower and/or itself to any other Person (other than to the Lender or as otherwise expressly permitted under the Loan Agreement) unless such Person shall have entered into an intercreditor agreement with RZB in form and substance satisfactory to RZB.
4.	Representations, Warranties and Agreements

In order to induce RZB to agree to the Loan Documents, to extend or continue the credit provided thereby and to accept this Guaranty, the Guarantor makes the following representations, warranties and agreements which shall survive the execution and delivery of this Guaranty:

4.1	Organizational Status and Power. The Guarantor:

4.a.	is, and will continue to be, duly organized and validly existing under the law of the jurisdiction of its organization, as indicated in Section 1, and

4.b.	has the power to own its assets, to conduct its business as now conducted and to enter into and perform the provisions of this Guaranty.
4.2 Legality. The entering into and performance by the Guarantor of this Guaranty:
4.a.	have been duly authorized by all necessary corporate and stockholder action or other action required by its organizational documents, and

4.b.
do not contravene any existing law or any legal order applicable to, or license or permit granted to, the Guarantor, or any agreement or instrument to which the Guarantor is a party or to which it or any of its assets is subject or any provision of the Guarantor’s organizational documents.

This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.
4.3 Governmental Approvals. Neither any action by or with any governmental or public body or authority (including, without limitation, any exchange control or monetary authority), or any subdivision thereof, nor any other legal formality is required in connection with the entering into, performance or enforcement of this Guaranty (collectively, “Governmental Approvals”), except such as has been obtained or taken and with respect to which a copy or other satisfactory evidence thereof has been furnished to RZB. The Guarantor will maintain all requisite Governmental Approvals until the Loan Documents are terminated and the Guaranteed Obligations and all of its obligations hereunder are paid in full.
4.4 Financial Condition. The most recent year-end financial statements of the Guarantor furnished to RZB prior to the date hereof have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and the results of operations of the Guarantor as at the end of and for the reporting period covered thereby. There are no material liabilities or any material unrealized or anticipated losses from unfavorable commitments which are not disclosed in such financial statements. There has been no material adverse change in the operations, business or financial condition of the Guarantor from that set forth in such financial statements; and there are no legal proceedings pending or, to the knowledge of the Guarantor threatened, against or affecting the Guarantor which might (individually or in the aggregate) result in such a material adverse change.
4.5 Investment Company Act. The Guarantor is not required to register under the Investment Company Act of 1940, as amended (the “Act”), and the entering into of this Guaranty and the performance thereof do not violate any provision of the Act.
On each anniversary of the date of this Agreement, the Guarantor shall deliver to RZB a certificate of an authorized officer of the Guarantor wherein the Guarantor shall reaffirm to RZB the continuing truth and validity of the representations and warranties set forth in the foregoing Section 4. The failure of the Guarantor to deliver and/or RZB to demand such delivery of the foregoing certificate shall in no way affect or invalidate the continuing nature of the representations and warranties set forth in the foregoing Section 4.
5.	Miscellaneous
5.1 Payment of Expenses. The Guarantor agrees to pay all out-of-pocket costs and expenses of RZB arising in connection with its administration and enforcement of, or preservation of its rights under, this Guaranty (including, without limitation, the reasonable fees and expenses of counsel for RZB), and all stamp taxes (including interest and penalties, if any) which may be payable in respect of this Guaranty or of any modification of this Guaranty.

5.2 Modification. This Guaranty may be modified or waived only by an instrument in writing signed by the party against whom enforcement of the modification or waiver is sought.
5.3 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).
5.4 Notices. Communications given to any party in connection with this Guaranty shall be in English and in writing and shall be effective when delivered at its address set forth herein, as the same may be changed by written notice to the other party. Written communications may be in any form of writing howsoever transmitted.
5.5 Waiver. RZB’s rights, powers, privileges and remedies under this Guaranty or applicable law are cumulative and not exclusive and shall not be waived, precluded or limited by any failure or delay in the exercise thereof or by RZB’s exercise, or partial exercise, of any thereof or by any course of dealing between the Guarantor and RZB. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of RZB to any other or further action in any circumstance without notice or demand.
5.6 Descriptive Headings. The descriptive headings used in this Guaranty are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.
5.7 Benefit of Guaranty. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, RZB and its successors and assigns and, in particular, any holder or assignee from time to time of the Loan Documents; provided that the Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of RZB.
5.8 Set-Off. RZB is authorized at any time and from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by RZB to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor under this Guaranty, irrespective of whether or not RZB shall have made any demand hereunder or any demand for payment of any Guaranteed Obligation and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured, and the Guarantor hereby grants to RZB a security interest in all such deposits and indebtedness.
5.9 Jurisdiction and Immunity. The Guarantor represents and agrees that it is not entitled to, and to the extent it hereafter becomes so entitled hereby waives, any immunity, sovereign or otherwise, with respect to itself and its property from jurisdiction, service, attachment (both before and after judgment) and execution in legal proceedings wherever commenced to enforce or collect upon this Guaranty.
5.10 Survival. The provisions of Sections 3.5, 5.1 and 5.11 shall survive the termination and cancellation of this Guaranty and, after cancellation and return to the Guarantor, a photocopy hereof may be submitted as evidence of such surviving obligations. Nothing herein shall preclude RZB from establishing such obligations by other means.
5.11 WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND RZB HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE GUARANTOR, THE BORROWER OR RZB. THIS PROVISION IS A MATERIAL INDUCEMENT FOR RZB’S EXTENDING TO THE BORROWER THE CREDIT FACILITY TO WHICH THIS GUARANTY RELATES.
5.12 Consent to Jurisdiction. The Guarantor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, as RZB may elect, and, by execution and delivery hereof, the Guarantor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by RZB in writing, with respect to any action or proceeding brought by it against RZB and any question relating to usury. Nothing herein shall limit the right of RZB to bring proceedings against the Guarantor in the courts of any other jurisdiction. Service of process out of any such courts may be made by mailing copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address for notices as specified herein and will become effective 30 days after such mailing. The Guarantor agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Guaranty and the Loan Documents and, to the maximum extent permitted by law, waives any right to any defense of, or to dismiss any action or proceeding brought before said court on the basis of, forum non conveniens.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer(s) as of the date first above written.

Name of Guarantor:

PENN OCTANE CORPORATION

By: Name:	/s/ Ian Bothwell Ian Bothwell
Title:	Acting Chief Executive Officer
Address of Guarantor:
77-530 Enfield Lane, Building D
Palm Desert, CA 92211

Telephone:	(760) 772-9080
Fax:	(760) 772-8588

Accepted as of the date first above written:

RZB FINANCE LLC

By: Title:	/s/ Nancy Remini Vice President

By:	/s/ Pearl Geffers

Title:	First Vice President